Exhibit 99.1

Flexsteel Industries Appoints Charles R. Eitel and Matthew A. Kaness to its Board of Directors

DUBUQUE, Iowa--(BUSINESS WIRE)--September 25, 2019--Flexsteel Industries, Inc., (the “Company”) (NASDAQ: FLXS) one of the oldest and largest manufacturers, importers and marketers of residential and contract upholstered and wooden furniture products in the United States, today announced the appointment of Charles R. (Charlie) Eitel and Matthew A. (Matt) Kaness as independent directors of the Company, effective as of September 20, 2019. For over 40 years, Mr. Eitel has served in full-time roles as CEO, COO and Chairman of six companies, four public and two private and ranging in size from $80 million to $1.2 billion in revenues.  Over the past 15 years, Mr. Kaness has held senior leadership roles at some of the world’s most innovative and well-known names including ModCloth, Jet/Walmart, Urban Outfitters, Anthropologie, Free People, Burton Snowboards and Lucky Brand, where he currently serves as interim Chairman and CEO.

“We are very fortunate to have Charlie and Matt join our Board of Directors. Both bring considerable public company experience and their guidance will be invaluable as we execute our plan to better serve our customers, generate profitable growth and improve shareholder returns,” said Flexsteel Chairman Thomas M. Levine. “Charlie has deep knowledge of our industry having served several years in the capacities of Chairman, Vice Chair and CEO at Simmons Bedding Company, and he also has an extensive background in operations, restructuring and M&A. Matt is a well-regarded innovator, operator and strategist in the digital, consumer and retail industries. He was recently recruited to serve as interim Chairman and CEO of Lucky Brand, and prior to that he led the sale of ModCloth to Jet.com, a subsidiary of Walmart. Subsequently, he joined the Walmart global leadership team as an officer in its e-commerce U.S. division.  We couldn’t be more excited to have attracted such talent and expertise to our Board of Directors.”

Flexsteel CEO Jerry Dittmer added: “I am very excited to have Charlie and Matt join the Flexsteel Board of Directors.  Charlie and Matt have distinct and complementary sets of skill and experience that will help us execute a winning strategy to accelerate the potential of Flexsteel. Charlie has proven leadership as a change agent and is deeply connected in the furniture industry. Matt’s success in e-commerce is the expertise Flexsteel needs to develop this important channel of customers. I am looking forward to their guidance and working closely with them.”

Professional Background of Charles R. Eitel

Charles R. “Charlie” Eitel most recently served as CEO of W/S Packaging Holdings, one of the largest printing and label converting operators in North America with 17 operating plants and worldwide distribution. After a successful turnaround of the company, W/S was sold to a private equity firm in 2018.  From November 2015 to February 2018, he ran a successful consulting practice Eitel & Armstrong, which provided hands-on operating and financial guidance to middle-market companies.  In this capacity, Mr. Eitel served as interim CEO for three companies. Before that, he served nine years in leadership roles at Simmons Bedding Company, LLC, including Chairman and Chief Executive Officer from 2000 to 2008 and Vice Chair from 2008 to 2009.  Over the course of his career, he has held many leadership positions and currently serves on the Board of Directors of Duke Realty Corporation (NYSE: DRE).  Mr. Eitel is active in many civic and professional organizations, including World Presidents’ Organization and Points of Light Foundation.  He was former Chairman of International Sleep Products Association and was honored by the City of Hope with the Spirit of Life Award in 2004. In addition, he was named winner of the 2008 Ernst & Young LLP Entrepreneur of the Year in the Consumer Products Category for Alabama, Georgia and Tennessee.   He is the author of two books: Eitel Time: Turnaround Secrets and Mapping Your Legacy: A Hook It Up Journey.  He is a graduate of Oklahoma State University with a B.S. degree in Business Administration.

Professional Background of Matthew A. Kaness

Matthew A. “Matt” Kaness is an experienced Chief Executive, Board Director and Public Company Officer, currently serving as interim Chairman and Chief Executive Officer of Lucky Brand Dungarees, Inc. From January 2015 to March 2017, he was President & CEO of ModCloth, Inc. where he successfully transformed the business from an e-tailer model to a vertical, multi-channel brand, resulting in record sales and profitability. Subsequently he led the sale of ModCloth to Jet.com, a subsidiary of Walmart (NYSE: WMT) and joined the Walmart global leadership team as an officer in its e-commerce U.S. division. From 2007 to 2015, Mr. Kaness was the Chief Strategy Officer at Urban Outfitters, Inc. (NASDAQ: URBN) where he led the corporate development of the e-commerce/direct-to-consumer channel across its portfolio of brands, resulting in consolidated channel revenues growing from $100 million to $1 billion in eight years.  In his capacity as CSO, Mr. Kaness led all board and executive planning and corporate development initiatives, during which Urban’s net revenues grew from approximately $1 billion to over $3 billion.  Earlier, he headed a successful multi-year engagement at Burton Snowboards, including re-engineering its global product development, sourcing and supply chain processes to support its rapid growth and margin expansion.  Since September 2018, Mr. Kaness has been a member of the U.S. Advisory Board of Australian-based Afterpay Touch (ASX: APT).  He currently serves as a Trustee of the Committee for Economic Development and as a member of the Advisory Board of the Baker Retailing Center at Wharton School of Business, University of Pennsylvania. He has previously served on the Board of Directors at the Digital Division of the National Retail Federation and the Corporate Advisory Board at the Darden Graduate School of Business, University of Virginia.  Mr. Kaness holds a B.S.-Mechanical Engineering degree from The Catholic University of America and an MBA from the Darden Graduate School of Business, University of Virginia.

About Flexsteel

Flexsteel Industries, Inc. and Subsidiaries (the “Company”) incorporated in 1929 celebrated its 125th anniversary of the Company’s founding in 1893 during 2018.  Flexsteel Industries, Inc. is one of the oldest and largest manufacturers, importers and marketers of residential and contract upholstered and wooden furniture products in the United States. Over the generations the Company has built a committed retail and consumer following based on its patented, guaranteed-for-life Blue Steel SpringTM – the all-riveted, high-carbon, steel-banded seating platform that gives upholstered and leather furniture the strength and comfort to last a lifetime. With offerings for use in home, healthcare, and recreational seating, the Company distributes its furniture throughout the United States & Canada through the Company’s sales force and various independent representatives.

Forward-Looking Statements

Statements, including those in this release, which are not historical or current facts, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  There are certain important factors that could cause our results to differ materially from those anticipated by some of the statements made herein.  Investors are cautioned that all forward-looking statements involve risk and uncertainty.  Some of the factors that could affect results are the cyclical nature of the furniture industry, supply chain disruptions, litigation, product recalls, the effectiveness of new product introductions and distribution channels, the product mix of sales, pricing pressures, the cost of raw materials and fuel, retention and recruitment of key employees, actions by governments including laws, regulations, taxes and tariffs, inflation, the amount of sales generated and the profit margins thereon, competition (both U.S. and foreign), credit exposure with customers, participation in multi-employer pension plans, timing to implement restructuring and general economic conditions.  For further information regarding these risks and uncertainties, see the “Risk Factors” section in Item 1A of our most recent Annual Report on Form 10-K.

For more information, visit our web site at http://www.flexsteel.com.

Contacts

INVESTOR CONTACT:
Donni Case, Financial Profiles, 310.622.8224
Margaret Boyce, Financial Profiles, 310.622.8247
FLXS@finprofiles.com